UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: October 21, 2010
(Date of earliest event reported)

ArcSight, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33923	52-2241535
(Commission File Number)	(IRS Employer Identification No.)

5 Results Way
Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

(408) 864-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 13, 2010, ArcSight, Inc. (the “Company”), Hewlett-Packard Company (“HP”) and Priam Acquisition Corporation, a wholly owned subsidiary of HP (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser agreed to purchase all outstanding shares of the Company’s common stock (the “Shares”) at a price of $43.50 per share, in cash to the seller (the “Offer Price”), without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 22, 2010 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

Pursuant to the terms and conditions of the Merger Agreement, Purchaser was merged with and into the Company (the “Merger”) on October 22, 2010 in accordance with the “short form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of the Company. On October 21, 2010, in connection with the Merger, the Company notified The NASDAQ Global Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister its common stock. On October 22, 2010, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company’s common stock. The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company’s common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02   Unregistered Sales of Equity Securities.

In order to complete the Merger, on October 21, 2010, pursuant to Section 2.4 of the Merger Agreement, HP exercised its top-up option (the “Top-Up Option”) to purchase shares of the Company’s common stock, and accordingly, the Company issued 36,891,559 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share of $43.50. Purchaser paid for the Top-Up Shares by delivery of cash and a promissory note.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company relied on the representations made by Purchaser that it was an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the fact that the offer and sale of the Top-Up Shares was a transaction by an issuer not involving a public offering.

Item 3.03   Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding Share (other than (1) Shares held by HP, Purchaser or the Company, or by any direct or indirect wholly-owned subsidiary of HP, Purchaser or the Company, and (2) Shares owned by stockholders who properly exercise appraisal rights under Delaware law) was converted into the right to receive the Offer Price, without interest and less any required withholding taxes. At the effective time of the Merger, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price, without interest and less any required withholding taxes) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01   Changes in Control of Registrant.

The Offer expired at 12:00 midnight, New York City time, on Wednesday, October 20.  The depositary for the Offer advised HP and Purchaser that, as of such time, (i) including Shares tendered by notice of guaranteed delivery, an aggregate of approximately 33.1 million Shares were validly tendered into, and not withdrawn from, the Offer, representing approximately 92.1% of the outstanding Shares, and (ii) excluding Shares tendered by notice of guaranteed delivery, an aggregate of approximately 30.6 million Shares were validly tendered into, and not withdrawn from, the Offer, representing approximately 85.1% of the outstanding Shares.  Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn, and payment will be made promptly, in accordance with the terms of the Offer.

Pursuant to the terms and conditions of the Merger Agreement, Purchaser was merged with and into the Company on October 22, 2010 in accordance with the “short form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of the Company.  In order to accomplish the Merger, on October 21, 2010, Purchaser exercised the Top-Up Option, which permitted Purchaser to purchase the Top-Up Shares.  In connection with the Merger, each issued and outstanding Share (other than (1) Shares held by HP, Purchaser or the Company, or by any direct or indirect wholly-owned subsidiary of HP, Purchaser or the Company, and (2) Shares owned by stockholders who properly exercise appraisal rights under Delaware law) was converted into the right to receive the Offer Price, without interest and less any required withholding taxes.  Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly-owned subsidiary of HP.

In connection with the Offer and Merger, HP and Purchaser paid, in the aggregate, approximately $1.7 billion in cash consideration, consisting of cash on hand and the proceeds of short term borrowing.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or HP, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on October 22, 2010, (1) all of the directors and officers of the Company immediately prior to the effective time of the Merger resigned as directors and officers of the Company and (2) the directors and officers of Purchaser immediately prior to the effective time of the Merger became the directors and officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2010, in connection with the Merger, the Company’s certificate of incorporation was amended and restated (the “Amended Charter”) to be substantially in the form of Purchaser’s certificate of incorporation as in effect immediately prior to the effective time of the Merger. Also on October 22, 2010, in connection with the Merger, the Bylaws of the Company (the “Amended Bylaws”) were amended and restated in substantially the form of Purchaser’s bylaws as in effect immediately prior to the effective time of the Merger. The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
3.1	Amended Certificate of Incorporation of ArcSight, Inc.
3.2	Amended Bylaws of ArcSight, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCSIGHT, INC.

Date: October 22, 2010	By:	/s/ Paul T. Porrini
Paul T. Porrini
Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Certificate of Incorporation of ArcSight, Inc.
3.2	Amended Bylaws of ArcSight, Inc.